Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Zurn Elkay Water Solutions Corporation:
(1)Form S-3 No. 333-284835 pertaining to Zurn Elkay Water Solutions Corporation registration of common stock and other securities
(2)Form S-8 No. 333-279111 pertaining to the Zurn Water Solutions Corporation Employee Stock Purchase Plan
(3)Form S-8 Nos. 333-180450, 333-212811, 333-232900, 333-260107, 333-266337 and 333-286949 pertaining to the Zurn Elkay Water Solutions Corporation Performance Incentive Plan, and
(4)Form S-8 No. 333-197444 pertaining to the Zurn Elkay Water Solutions Corporation 401(k) Plan
of our reports dated February 9, 2026, with respect to the consolidated financial statements and schedule of Zurn Elkay Water Solutions Corporation and the effectiveness of internal control over financial reporting of Zurn Elkay Water Solutions Corporation included in this Annual Report (Form 10-K) of Zurn Elkay Water Solutions Corporation for the year ended December 31, 2025.
/s/ Ernst & Young LLP

Milwaukee, Wisconsin
February 9, 2026